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                                   EXHIBIT 11

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                                     Nine Months Ended
                                                     ---------------------------------------------
                                                     September 30, 1997         September 30, 1996
                                                     ---------------------------------------------
(in thousands)                                       Shares        EPS          Shares         EPS
                                                     -----------------          ------------------
PRIMARY EARNINGS PER SHARE

Average shares outstanding                           99,042                     93,454
Common Stock equivalents                                832                        612
                                                     ------     ------          ------      -----
Primary shares/EPS                                   99,874     $ 2.25          94,066      $1.98
                                                     ======     ======          ======      =====


FULLY DILUTED EARNINGS PER SHARE
Average shares outstanding                           99,042                     93,454
Common Stock equivalents                                880                        644
                                                     ------     ------          ------      -----
Fully Diluted shares/EPS                             99,922     $ 2.25          94,098      $1.98
                                                     ======     ======          ======      =====


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